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                                                                 EXHIBIT (l)(32)

                               PURCHASE AGREEMENT


AGREEMENT dated this __ day of _________, 2002, by and between Armada Funds (the "Trust"), a Massachusetts business trust, and SEI Investments Distribution Co. ("SEI").

         1. The Trust hereby offers SEI and SEI hereby purchases one each of the following classes and series of shares of beneficial interest (no par value per share) representing interests in the Trust's UA Series of Funds as listed at a price of $10.00 per share (collectively known as "Shares"):


         Class of Shares                    Name of Class of Shares
         ---------------                    -----------------------
         Class TT - UA Series 1             UA Emerging Markets Fund - Class 1 Shares
         Class TT - UA Series 2             UA Emerging Markets Fund - Class 2 Shares
         Class UU - UA Series 1             UA Real Estate Fund - Class 1 Shares
         Class UU - UA Series 2             UA Real Estate Fund - Class 2 Shares
         Class VV - UA Series 1             UA International Equity Fund - Class 1 Shares
         Class VV - UA Series 2             UA International Equity Fund - Class 2 Shares
         Class WW - UA Series 1             UA Large Cap Ultra Fund - Class 1 Shares
         Class WW - UA Series 2             UA Large Cap Ultra Fund - Class 2 Shares
         Class XX - UA Series 1             UA Large Cap Value Fund - Class 1 Shares
         Class XX - UA Series 2             UA Large Cap Value Fund - Class 2 Shares
         Class YY - UA Series 1             UA Small Cap Growth Fund - Class 1 Shares
         Class YY - UA Series 2             UA Small Cap Growth Fund - Class 2 Shares
         Class ZZ - UA Series 1             UA Small/Mid Cap Value Fund - Class 1 Shares
         Class ZZ - UA Series 2             UA Small/Mid Cap Value Fund - Class 2 Shares
         Class AAA - UA Series 1            UA U.S. Government Income Fund - Class 1 Shares
         Class AAA - UA Series 2            UA U.S. Government Income Fund - Class 2 Shares
         Class BBB - UA Series 1            UA Money Market Fund - Class 1 Shares
         Class BBB - UA Series 2            UA Money Market Fund - Class 2 Shares
         Class CCC - UA Series 1            UA High Yield Bond Fund - Class 1 Shares
         Class CCC - UA Series 2            UA High Yield Bond Fund - Class 2 Shares
         Class DDD - UA Series 1            UA Short Duration Bond Fund - Class 1 Shares
         Class DDD - UA Series 2            UA Short Duration Bond Fund - Class 2 Shares


         2. SEI hereby acknowledges receipt of one Share of each of class and series listed above. The Trust hereby acknowledges receipt from SEI of funds in the amount of $10.00 for each such Share.

         3. SEI represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

         4. The names "Armada Funds" and "Trustees of Armada Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Armada Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the ____ day of _________, 2002.

                                            ARMADA FUNDS
Attest:



---------------------------------           By:
                                               ---------------------------------

                                            Title:
                                                   -----------------------------


                                            SEI INVESTMENTS DISTRIBUTION CO.
Attest:



                                            By:
----------------------------------             ---------------------------------

                                            Title:
                                                  ------------------------------